UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2020 (November 16, 2020)

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

28 Liberty Street, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.01 Par Value	AIZ	New York Stock Exchange
6.50% Series D Mandatory Convertible Preferred Stock, $1.00 Par Value	AIZP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On November 16, 2020, Assurant, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, relating to the public offering and sale by the Company of $250,000,000 aggregate principal amount of 5.25% Subordinated Notes due 2061 (the “Notes”). The offering of the Notes closed on November 19, 2020. The Notes were issued pursuant to an Indenture between the Company and U.S. Bank National Association, as trustee, dated as of March 27, 2018 (the “Indenture”). The Company intends to use the net proceeds from the sale of the Notes, along with cash on hand, to finance its pending acquisition of Hyla, Inc. Any remaining net proceeds will be used for general corporate purposes.

The Company will pay interest on the Notes quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on April 15, 2021. The Notes will mature on January 15, 2061. The Notes are subordinated unsecured debt obligations of the Company and will rank equally in right of payment to all of its existing and future pari passu securities and will be subordinated and junior in right of payment to the Company’s existing and future senior unsecured indebtedness.

Prior to January 15, 2026, the Company may redeem the Notes, in whole, but not in part, within 90 days of a “rating agency event,” a “tax event” or a “regulatory capital event” at a redemption price equal to (i) with respect to a “rating agency event,” 102% of their principal amount, and (ii) with respect to a “tax event” or “regulatory capital event,” their principal amount, in each case plus accrued and unpaid interest to, but excluding, the date of redemption. Commencing on or after January 15, 2026, the Company may redeem the Notes, at any time in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption; provided that if the Notes are not redeemed in whole, at least $25 million aggregate principal amount of the Notes, excluding any Notes held by the Company or any of its affiliates, must remain outstanding to give effect to such redemption.

The Notes have been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (No. 333-222648) previously filed with the Securities and Exchange Commission (the “SEC”) by the Company under the Act. A prospectus supplement relating to the offering has been filed with the SEC.

The above descriptions of the Underwriting Agreement, the Indenture and the Notes are qualified in their entirety by reference to the Underwriting Agreement, the Indenture and the form of the Notes. A copy of the Underwriting Agreement, the Indenture and the form of the Notes are filed hereto and are incorporated herein by reference. In addition, in connection with the offering of the Notes, Davis Polk & Wardwell LLP, acting as counsel to the Company with respect to the offering of the Notes, is filing a legal opinion regarding the validity of the Notes, attached as Exhibit 5.1 to this Form 8-K and incorporated herein by reference.

Cautionary Statement

Some of the statements included in this Form 8-K, particularly those with respect to the proposed acquisition of Hyla, Inc., may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this Form 8-K are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company or any other person that the Company’s future plans, estimates or expectations will be achieved. Actual results might differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. For additional information on factors that could affect the Company’s actual results, please refer to the factors identified in the reports that the Company files with the SEC, including but not limited to the risk factors identified in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each as filed with the SEC.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, dated as of November 16, 2020.

4.1	Indenture, dated as of March 27, 2018 (incorporated herein by reference to Exhibit 4.2 to the Company’s Form 8-K (File No. 001-31978) filed with the SEC on March 27, 2018).

4.2	Form of 5.25% Subordinated Notes due 2061.

5.1	Opinion of Davis Polk & Wardwell LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

99.1	Press release announcing the closing of the notes offering, dated November 19, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

Date: November 19, 2020	By:	/s/ Jay Rosenblum
Jay Rosenblum
Executive Vice President and Chief Legal Officer